As filed with the Securities and Exchange Commission on May 18, 1999.

                         Registration No. 33-93272.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             _______________________________________________________

                            DNB FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                    Pennsylvania                      23-2222567
          (State or other jurisdiction of           (I.R.S. Employer
            incorporation or organization)         Identification No.)

              4 BRANDYWINE AVENUE, DOWNINGTOWN, PENNSYLVANIA 19335
     _______________________________________________________________

       (Address of principal executive offices)            (Zip Code)

               1995 STOCK OPTION PLAN OF DNB FINANCIAL CORPORATION (as amended and restated, effective as of April 27, 1999)
                            (Full Title of the Plan)

             Henry F. Thorne, President and Chief Executive Officer

                            DNB FINANCIAL CORPORATION
              4      Brandywine  Avenue,  Downingtown,  Pennsylvania 19335
                    (Name and address of agent for service)

                                 (610) 269-1040
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           David F. Scranton, Esquire
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                            30 Valley Stream Parkway
                        Malvern, Pennsylvania 19355-1481

                         Calculation of Registration Fee
==================== ======================= ========================= =========================== =====================

     Title of             Amount to be           Proposed maximum      Proposed maximum aggregate       Amount of
    securities           registered(1)          offering price per         offering price (3)        registration fee
 to be registered                                    share(2)
==================== ======================= ========================= =========================== =====================

Common Stock (par             100,000                  $28.875             $2,887,500                      $802.72
value $1 per share)  shares

==================== ======================= ========================= =========================== =====================

     (1) Represents the number of shares to be issued under the 1995 Stock Option Plan of DNB Financial Corporation (the "Plan") assuming issuance and exercise.
     (2)The price per share of $28.875 is estimated, in accordance with Rule 457(h)(1) under the Securities Act, solely for the purpose of determining the registration fee and was the average of the bid and asked prices per share of the Common Stock on May 14, 1999.
     (3)Estimated, in accordance with Rule 457(h)(1) under the Securities Act, solely for the purpose of determining the registration fee.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents and information filed by DNB Financial Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are, as of their respective dates, incorporated into this Registration Statement by reference:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
     (b) the Company's Quarterly Report on Form 10Q for the fiscal quarter ended March 31, 1999;
     (c) the description of the Company's securities as contained in the Company's registration on Form 8-A as filed with the Commission on April 4, 1988, and as contained Articles of Incorporation filed on March 31, 1989, attached as Exhibit 3.1 to Form 10-K for the fiscal year ended December 31, 1988 (No. 0-16667), Amended Articles of Incorporation filed on May 2, 1990, at Item 7C to Form 8-K, date of report, April 26, 1990 (No. 0-16667), and Amended Articles of Incorporation of the Registrant effective May 18, 1998, attached as
Exhibit 3.5 to Form 10-K for the fiscal year ended December 31, 1998 (No. 0-16667), each hereby incorporated by reference.

     The class of securities to be offered pursuant to this S-8 registration statement is Common Stock of the par value of $1.00 per share, of which the Company has authority to issue ten million (10,000,000) shares. The holders of such shares of voting stock of the Company do not have the right to cumulative voting. In each election of Directors every shareholder is entitled to one vote for each Director to be elected, for each share of stock having the right to vote in such election registered in his or her or its name. In addition, the shares when issued will be fully paid and non-assessable.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     Sections 1741 and 1747 of the Pennsylvania Business Corporation Act, as amended (the "Act"), provides for indemnification of, and insurance for any person who is or was a representative of the Company and specifically empowers the Company to indemnify, subject to the standards therein prescribed, any person who is or was a representative of the Company in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a representative of the Company. Articles 23 and 24 of the Company's Bylaws require the Company to indemnify each of the Company's directors and officers in such capacity in which any such director or officer acts for or on behalf of the Company including as an employee or agent.

     The Bylaws provide that the Company will indemnify any officer or director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was an officer or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition, the Company will indemnify any officer or director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of a corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. No indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Company.

     The Bylaws permit the payment of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

     As provided in the Bylaws, the Company may purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

     The Company will not indemnify any officer or director in any case where the act or failure to act giving rise to the claim for indemnification constituted willful misconduct or recklessness. The Bylaws also provide that a director of the Company will not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

     (a) the director has breached or failed to perform the duties of his office, and

     (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The Bylaws exclude:

     (a) the responsibility or liability of a director pursuant to a criminal statute, or

     (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     See the Exhibit Index attached to this Registration Statement.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To the extent required by Item 512 of Regulation S-K, to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To the extent required by Item 512 of Regulation S-K, to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy or expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit  Page

(3)      (a)      Articles of Incorporation:

     Articles of Incorporation filed on March 31, 1989, attached as Exhibit 3.1 to Form 10-K for the fiscal year ended December 31, 1988 (No. 0-16667), Amended Articles of Incorporation filed on May 2, 1990, at Item 7C to Form 8-K, date of report, April 26, 1990 (No. 0-16667), and Amended Articles of Incorporation of the Registrant effective May 18, 1998, attached as Exhibit 3.5 to Form 10-K for the fiscal year ended December 31, 1998 (No. 0-16667), each hereby incorporated by reference.

         (b)       Bylaws.

     Amended By-laws of the Registrant filed on January 8, 1990, at Item 7C to Form 8-K, date of report, January 3, 1990 (No. 0-16667), and Amended by-laws of the Registrant filed on July 20, 1990, at Item 7C to Form 8-K, date of report July 18, 1990 (No. 0-16667) each hereby incorporated by reference.

(4) 1995 Stock Option Plan of DNB Financial Corporation (as amended and restated, effective April 27, 1999)

(5)      Opinion of Stradley, Ronon, Stevens & Young, LLP

(15)     Not applicable.

(23)     Consents.

     (a) Consent of Stradley,Ronon,Stevens & Young, LLP (included in Exhibit 5).

     (b) Consent of KPMG LLP Certified Public Accountants.

(24)     Not applicable.

(28)     Not applicable.

(99)      None.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Downingtown, Commonwealth of Pennsylvania, on May 14, 1999.


                                                     DNB FINANCIAL CORPORATION
                                                           (Registrant)


                                                By:        /S/ Henry F. Thorne

                                                    Henry F. Thorne, President
                                                    and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                               Date

/S/ Henry F. Thorne                                                May 14, 1999
-----------------------------------------------------

Henry F. Thorne, President,
Chief Executive Officer and Director

/S/ Bruce E. Moroney                                               May 14, 1999
-----------------------------------------------------

Bruce E. Moroney, Chief Financial Officer
(Principal Accounting Officer)

/S/ Robert J. Charles                                              May 14, 1999
-----------------------------------------------------

Robert J. Charles
Chairman of the Board

/S/ Vernon J. Jameson                                              May 14, 1999
-----------------------------------------------------

Vernon J. Jameson
Vice-Chairman of the Board

/S/ James H. Thornton                                              May 14, 1999
-----------------------------------------------------

James H. Thornton, Director

/S/ William S. Latoff                                              May 14, 1999
-----------------------------------------------------

William S. Latoff, Director

/S/ Joseph G. Riper                                                May 14, 1999
-----------------------------------------------------

Joseph G. Riper, Director

/S/ Louis N. Teti                                                  May 14, 1999
-----------------------------------------------------

Louis N. Teti, Director